================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             CHECKFREE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                              CHECKFREE CORPORATION




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                OCTOBER 29, 2003

                                       AND

                                 PROXY STATEMENT







--------------------------------------------------------------------------------



                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
              AND PROMPTLY RETURN IT TO US IN THE ENCLOSED ENVELOPE

                              CHECKFREE CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

         You are cordially invited to attend our 2003 Annual Meeting of Stockholders, which will be held at our headquarters, 4411 East Jones Bridge Road, Norcross, Georgia, on Wednesday, October 29, 2003, at 9:00 a.m., local time. The annual meeting is being held for the following purposes:

         (1) To elect two Class II Directors each to serve for a three-year term expiring at the 2006 Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

         (2) To approve and adopt the CheckFree Corporation 2003 Incentive Compensation Plan.

         (3) To consider a stockholder proposal, if presented at the annual meeting.

         (4) To transact any other business which may properly come before the meeting or any adjournment thereof.

         These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on September 8, 2003, will be entitled to vote at the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our executive offices.

         Our directors and officers and representatives of our independent public accountants will be present at the annual meeting to answer your questions and to discuss our business.

         To ensure that your vote is recorded promptly, please vote and return the enclosed proxy as soon as possible even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in account at a brokerage firm or bank, you must instruct them on how to vote your shares.

                                    By Order of the Board of Directors,

                                    Curtis A. Loveland
                                    Secretary
Norcross, Georgia
September 29, 2003

--------------------------------------------------------------------------------

                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
--------------------------------------------------------------------------------

                              CHECKFREE CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 29, 2003

                          -----------------------------

         This proxy statement is furnished to you in connection with the solicitation of proxies to be used in voting at our annual meeting of stockholders to be held on October 29, 2003, and at any postponement or adjournment thereof. Our board of directors is soliciting the enclosed proxy. This proxy statement and the enclosed proxy were first available to our stockholders on September 29, 2003.

RECORD DATE AND SHARE OWNERSHIP

         Holders of record of our common stock at the close of business on September 8, 2003, will be entitled to vote at the annual meeting. At that time, we had 89,540,390 common stock outstanding and entitled to vote.
Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

VOTING

         To ensure that your vote is recorded promptly, please vote and return the enclosed proxy as soon as possible even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in account at a brokerage firm or bank, you must instruct them on how to vote your shares.

COST OF SOLICITATION

         We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Our representatives may also solicit proxies by mail, telegram, telephone, or personal interview.

SUBMITTING AND REVOKING YOUR PROXY

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us, or if you vote your shares by telephone or the Internet, prior to the annual meeting. If no directions are made to the contrary, your proxy will be voted FOR the proposals set forth as items 1 and 2 and AGAINST the stockholder proposal set forth in item 3 in the Notice of Annual Meeting of Stockholders. You can change your vote at any time before your proxy is voted at the annual meeting in one of four ways:

         -        first, by revoking your proxy; or

         -        second, by submitting a new proxy.

         If you choose either of these methods, you must submit your notice of revocation or new proxy to our Corporate Secretary before the annual meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

         - third, if you are a holder of record, you can attend the annual meeting and vote in person; or

         - fourth, if you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

QUORUM AND REQUIRED VOTE

         The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for those shares and vote those shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote only on "routine" matters, such as the election of directors.

         The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward a nominee's achievement of a plurality and, thus, will have no effect. All other matters to be submitted to our stockholders for approval or ratification at the annual meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and, thus, will have no effect.

                              ELECTION OF DIRECTORS

         Our Amended and Restated Certificate of Incorporation provides for a classified board of directors with three classes. Each class of directors consists, as nearly as practical, of one-third of the total number of directors. Currently the total number of authorized directors is fixed at eight. At the recommendation of the Governance Committee, our board of directors proposes the election of two incumbent Class II Directors at the 2003 Annual Meeting of Stockholders to continue service as Class II Directors. Six incumbent Class I and Class III Directors will continue in office. The nominees for Class II Directors, if elected, will serve for three-year terms expiring at the 2006 Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

         Mark A. Johnson and Eugene F. Quinn are currently Class II Directors and are being nominated by our board of directors for re-election as Class II Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Johnson and Quinn as Class II Directors. In the event that any nominee for director should become unavailable, the number of our directors may be decreased pursuant to our By-Laws, or our board of directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for the substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director, the person's name, age, and his position with us:

                               CLASS II DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2006)

       NAME                    AGE                        POSITION
       ----                    ---                        --------
Mark A. Johnson                50           Vice Chairman of the Board and Director

Eugene F. Quinn                49           Director


                               CLASS III DIRECTORS
                             (TERMS EXPIRE IN 2004)


       NAME              AGE                              POSITION
       ----              ---                              --------
Peter J. Kight           47          Chairman of the Board and Chief Executive Officer

Lewis C. Levin           46          Director

Jeffrey M. Wilkins       59          Director


                                CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2005)

       NAME                       AGE                     POSITION
       ----                       ---                     --------
William P. Boardman               62                      Director

James D. Dixon                    60                      Director

Henry C. Duques                   60                      Director

         Peter J. Kight, our founder, has served as our Chairman and Chief Executive Officer since December 1997. He also serves as Chairman and Chief Executive Officer of CheckFree Services Corporation (a position he has held since 1981), as President and Chief Executive Officer of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree International, L.P., CheckFree, L.L.C., TransPoint Technology & Services, L.L.C., TransPoint, L.L.C., and TransPoint Accounting, L.L.C., and as Chairman, President and Chief Executive Officer of CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., and CheckFree TransPoint Holdings Inc. Mr. Kight is also a director of CheckFree Services Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner, Inc., and CheckFree TransPoint Holdings, Inc. From 1997 to 1999, Mr. Kight served as President of CheckFree Corporation and, from 1981 to 1999, he served as President of CheckFree Services Corporation. Mr. Kight is a director of Metatec International, Inc., a publicly-held company that distributes information utilizing CD-ROM technology.

         Mark A. Johnson has served as a director since 1983. He also serves as a director and as Vice Chairman of CheckFree Services Corporation. Mr. Johnson returned to serve as Vice Chairman of the Company in January 2003. Prior to that he had served as our Vice Chairman from December 1997 to June 2000, as Executive Vice President, Business Development of CheckFree Services Corporation from 1993 to 1997, as Treasurer of CheckFree Services Corporation from 1993 to 1996, as Senior Vice President of CheckFree Services Corporation from 1991 to 1993, and as a Vice President of CheckFree Services Corporation from 1982 to 1991. From June 2000 to January 2003, Mr. Johnson served as Chief Executive Officer of e-RM Partners.

         William P. Boardman has served as a director since July 1996. Mr. Boardman was an officer of Bank One Corporation from 1984 until March 2001, when he retired from his positions as Vice Chairman and director of Bank One Corporation and Chairman and Chief Executive Officer of First USA Bank. Mr. Boardman currently serves as a Senior Advisor to Goldman Sachs & Company, as Chairman of Visa International, Inc., and as a member of the board of directors of Visa U.S.A.

         James D. Dixon has served as a director since August 2000. Mr. Dixon served as Executive of Bankofamerica.com, a subsidiary of Bank of America, from February 2000 until his retirement in January 2002. Mr. Dixon was Group Executive of Bank of America Technology and Operations, a subsidiary of Bank of America, from September 1998 to February 2000. Mr. Dixon was President of NationsBank Services, Inc., a subsidiary of NationsBank Corporation, from 1992 until the 1998 merger of NationsBank Corporation and Bank of America Corporation.

         Henry C. Duques has served as a director since September 2000. Mr. Duques has served as Chairman of the Board of First Data Corporation since April 1989 and Chief Executive Officer from April 1989 to January 2002. Mr. Duques has also served on the Board of eONE Global, LLC, a majority-owned subsidiary of First Data Corporation, NYCE Corp, a wholly owned subsidiary of First Data Corporation, and PaymentTech, a majority-owned subsidiary of First Data Corporation. Mr. Duques joined American Express Company in September 1987 as President and Chief Executive Officer of the Data Based Services Group of American Express Travel Related Services Company, Inc. (TRS), the predecessor of First Data Corporation, and served in that capacity until April 1989. Mr. Duques was Group President Financial Services and a member of the board of directors of Automatic Data Processing, Inc. from 1984 to 1987. Mr. Duques is also a director of Unisys Corporation and SunGard Data Systems, Inc., both publicly-held companies, a director of Northern Trust Co. of Florida, a privately held subsidiary of Northern Trust Company, and is a member of the board of trustees of The George Washington University.

         Lewis C. Levin has served as a director since September 2000. Mr. Levin is Vice President of Microsoft Corporation's Business Intelligence Applications group. Since joining Microsoft Corporation in 1986, Mr. Levin has served as Vice President of the Passport Group, Desktop Finance Division, as General Manager of the Excel Group, as Director of Applications Marketing, as Group Product Manager for the Graphics Business Unit, and has held a variety of other product marketing positions.

         Eugene F. Quinn has served as a director since 1994. Since May 1999, Mr. Quinn has served as President of Confluence Capital, a private investment company. From March 1997 to April 1999, Mr. Quinn served as Senior Vice President for Online and Interactive Services at MTV Networks, a division of Viacom, Inc. From 1984 to 1997, Mr. Quinn served as a senior executive at Tribune Company and its Chicago Tribune subsidiary.

         Jeffrey M. Wilkins has served as a director since 1990. From August 1989 to August 2003, Mr. Wilkins has served as Chairman of Metatec Corporation, and its successor Metatec International, Inc., a publicly-held company that distributes information utilizing CD-ROM technology. From August 1989 to January 2002, Mr. Wilkins also served Metatec Corporation and its successor as President and Chief Executive Officer.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS,
                 EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         Our board of directors held a total of four meetings during the fiscal year ended June 30, 2003. Each director is expected to attend each meeting of the board and the committees on which he serves. In addition to meetings, the board and its committees review and act upon matters through written consent procedures. During fiscal 2003, each of our directors attended 75% or more of the total number of (i) meetings of the board, and (ii) meetings of committees of the board on which the director served.

         As compensation for their services for fiscal year 2003, our non-employee directors received stock options under our 2002 Stock Incentive Plan to purchase shares of our common stock. These options will vest 100% after one year and terminate ten years after grant. In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. On December 16, 2002, Messrs. Boardman, Dixon, Quinn, and Wilkins were each granted stock options to acquire 4,000 shares of our common stock at an exercise price of $15.00 per share and Messrs. Duques and Levin were each granted stock options to acquire 2,000 shares of our common stock at an exercise price of $15.00 per share.

         Beginning in fiscal year 2004, responsibility for reviewing compensation of directors shifted from the Stock Option and Compensation Committee to the Governance Committee. The Governance Committee recommended and the board of directors approved a change in compensation for directors beginning in fiscal year 2004. In lieu of stock options and as compensation for their services, non-employee directors will receive an annual base fee of $45,000. The Chairman of the Audit Committee will receive an additional annual fee of $10,000, the Chairman of the Governance Committee and the Chairman of the Stock Option and Compensation Committee will each receive an additional annual fee of $5,000, and committee members of all board committees will receive an additional annual fee of $2,500 for each committee on which they serve. These fees will be paid quarterly at the end of each quarter. Each director may elect to receive these fees in cash or stock or a combination of cash and stock and may elect to defer payment of these fees, if received in stock, until the director's service on the board terminates for any reason.

         Our board of directors has three standing committees: a Stock Option and Compensation Committee, an Audit Committee, and a Governance Committee. Our Stock Option and Compensation Committee has the authority to administer our stock option plans, including the selection of optionees and the timing of option grants, and review and monitor key employee compensation policies and administer our management compensation plans. The members of our Stock Option and Compensation Committee are Messrs. Quinn (Chairman), Boardman and Dixon. Our Stock Option and Compensation Committee had a total of seven meetings during fiscal 2003. For further information on the Stock Option and Compensation Committee, see "Report of the Stock Option and Compensation Committee of the Board of Directors" beginning on page 17.

         Our Audit Committee annually appoints our independent public accountants with whom the Audit Committee reviews:

         -    the scope of audit and non-audit assignments and related fees;
         - the extent (if any) to which the provision of any non-audit services by the independent public accountants effects their independence;
         - the accounting principles that we use in financial reporting, including the selection, application and disclosure of our critical accounting policies;
         - significant financial reporting issues and judgments made in the preparation of our financial statements;
         - the effect of regulatory and accounting initiatives on our financial statements;
         -    our internal financial auditing procedures, and
         -    the adequacy of our internal control procedures.

Messrs. Dixon (Chairman), Quinn, and Wilkins serve as members of our Audit Committee. Our Audit Committee held a total of fifteen meetings during fiscal 2003. For further information on the Audit Committee, see "Report of the Audit Committee of the Board of Directors" on page 21.

         Our Governance Committee oversees the selection of director nominees for approval by the board, develops and recommends to the board corporate governance guidelines, establishes procedures to ensure effective functioning of the board, reviews director compensation, and oversees an annual self-evaluation process for the board. Messrs. Boardman (Chairman), Wilkins and Dixon serve as members of our Governance Committee. Our Governance Committee held four meetings during fiscal 2003.

EXECUTIVE OFFICERS

         In addition to Peter J. Kight and Mark A. Johnson, the following persons are our executive officers:

         Leigh Asher, age 40, has served as our Senior Vice President, Corporate Marketing since January 2003. Ms. Asher also serves as Senior Vice President, Corporate Communications of CheckFree Services Corporation. From August 2000 until December 2002, Ms. Asher served as our Vice President, Biller Solutions Marketing. Prior to that Ms. Asher served as our Vice President, Strategic Communications from January 2000 until July 2000. From 1997 to 2000, Ms. Asher was Director, Strategic Communications of Per Se Technologies, Inc.

         Laura E. Binion, age 46, has served as our Senior Vice President and General Counsel since November 2001. Ms. Binion also serves as Senior Vice President, General Counsel and Assistant Secretary of CheckFree Services Corporation, as Senior Vice President of CheckFree Investment Corporation, CheckFree Management Corporation, CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., CheckFree TransPoint Holdings, Inc., CheckFree International, L.P., CheckFree L.L.C., TransPoint Technology & Services L.L.C., TransPoint L.L.C., and TransPoint Accounting, L.L.C. and as Executive Vice President of Bastogne, Inc. Ms. Binion is also a director of CheckFree Management Corporation, CheckFree i-Solutions Australia Pty., Ltd and CheckFree i-Solutions Limited. Prior to joining our company, Ms. Binion served as Associate General Counsel for the southern operations of Verizon Wireless since June 2000. Ms. Binion served as Vice President and General Counsel of GTE Wireless from November 1997 to June 2000 and as Associate General Counsel from March 1995 to November 1997. Prior to that, Ms. Binion was in private practice at Parker, Hudson, Rainer, Dobbs & Kelly from 1983 to 1985, and at Kutak, Rock & Huie from 1981 to 1983.

         Sean E. Feeney, age 45, has served as Executive Vice President and General Manager of our Software Division since October 2002. Mr. Feeney also serves as Executive Vice President and General Manager, CheckFree Software of CheckFree Services Corporation. Prior to that, Mr. Feeney was Chief Operating Officer of Clarus Corporation from September 2001 to August 2002. From February 2001 to July 2001, Mr. Feeney was Chief Executive Officer of Thinkologies. From March 2000 to December 2000, Mr. Feeney worked for OneSource Relocation, formerly clickandmove.com, most recently as its Chief Executive Officer. Prior to that, Mr. Feeney served as our Executive Vice President from December 1997 to February 2000. He also served as President of our Software Division and as Executive Vice President, EC Sales from May 1998 to February 2000. From February 1997 to May 1998, he served as Executive Vice President, Software Solutions.

         Deborah N. Gable, age 48, has served as our Senior Vice President of Human Resources since July 2002. Ms. Gable also serves as Senior Vice President of Human Resources of CheckFree Services Corporation and as Chairman and Senior Vice President of CheckFree Management Corporation. From February 1998 to May 2002, Ms. Gable served as Vice President of Human Resources at Clarus Corporation, a global supplier of business-to-business e-commerce, e-procurement, auctioning, and settlement application software and services. Prior to that, Ms. Gable directed human resource disciplines at Knology Holdings, Inc., Iterated Systems, and The Reynolds & Reynolds Company.

         Curtis A. Loveland, age 56, has served as our Secretary since December 1997. Mr. Loveland also serves as Secretary of CheckFree Services Corporation (a position he has held since 1983), CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., CheckFree TransPoint Holdings, Inc., CheckFree International, L.P., CheckFree, L.L.C., TransPoint Technology & Services, Inc., TransPoint, L.L.C., and TransPoint Accounting, L.L.C., and as Assistant Secretary of CheckFree Investment Corporation and CheckFree Management Company. Mr. Loveland has been associated with the law firm of Porter, Wright, Morris & Arthur LLP since 1973 and a partner since 1979.

         David E. Mangum, age 37, has served as our Executive Vice President and Chief Financial Officer since July 2000. Mr. Mangum also serves as Executive Vice President and Chief Financial Officer of CheckFree Services Corporation, as Chairman, Executive Vice President and Treasurer of CheckFree Investment Corporation, as Executive Vice President of CheckFree Management Corporation and Bastogne, Inc., and as Executive Vice President and Treasurer of CheckFree i-Solutions, Inc., CheckFree i-Solutions Corporation, CheckFree i-Solutions International, Inc., CheckFree Finance, Inc., CheckFree International Partner Inc., CheckFree TransPoint Holdings, Inc., CheckFree International, L.P., CheckFree, L.L.C., TransPoint Technology & Services, L.L.C., TransPoint, L.L.C. and TransPoint Accounting, L.L.C. Mr. Mangum also serves as a director of CheckFree Services Corporation, CheckFree Investment Corporation, and CheckFree i-Solutions Australia Pty. Ltd. From September 1999 to June 2000, Mr. Mangum served as our Senior Vice President, Finance and Accounting. From July 1998 to September 1999, he worked as Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. Prior to that, Mr. Mangum worked as the Director of Finance for XcelleNet, Inc. from February 1997 to July 1998. From 1993 to 1997, Mr. Mangum worked for Dun & Bradstreet Software, most recently as Director of Finance.

         Alexander R. Marasco, age 50, has served as Executive Vice President and General Manager of our Investment Services Division since November 2002. Mr. Marasco also serves as Executive Vice President and General Manager, CheckFree Investment Services of CheckFree Services Corporation. From February 2002 to October 2002,

Mr. Marasco served as Executive Vice President of Operations of our Investment Services Division. Prior to that, Mr. Marasco was the President and Chief Executive Officer of Click4.com, Inc. from February 2000 to October 2001. From 1989 to 2000, Mr. Marasco worked for R.H. Donnelly Corporation, most recently as Executive Vice President of Corporate Development.

         Randal A. McCoy, age 40, has served as our Executive Vice President since August 1999. Mr. McCoy also serves as Executive Vice President, Chief Technology Officer of CheckFree Services Corporation. Prior to that, Mr. McCoy served as Executive Vice President, EC Development of CheckFree Services Corporation from August 1999 to May 2001, as Senior Vice President, Electronic Commerce Development of CheckFree Services Corporation from February 1998 to August 1999, and as Vice President, Genesis Platform Development of CheckFree Services Corporation from May 1997 to February 1998. From 1990 to 1997, Mr. McCoy was Vice President, Corporate Banking Development at Servantis Systems, Inc. Prior to that, Mr. McCoy worked as a large systems architect at BellSouth Corporation.

         Stephen Olsen, age 43, has served as our Executive Vice President since August 1999. Mr. Olsen also serves as Executive Vice President and General Manager, CheckFree Electronic Commerce of CheckFree Services Corporation. Prior to that, Mr. Olsen served as our Senior Vice President from December 1997 to August 1999, as Executive Vice President, Chief Information Officer of CheckFree Services Corporation from November 1999 to May 2001, as Executive Vice President, EC Information Technology Operations of CheckFree Services Corporation from August 1999 to November 1999, and as Senior Vice President and Chief Information Officer of CheckFree Services Corporation from March 1997 to August 1999. From 1996 to 1997, Mr. Olsen served as Vice President, Chief Information Officer of Geac Computer Corporation. From 1990 to 1996, Mr. Olsen served as Vice President, Chief Information Officer of Dun & Bradstreet Software.

         Officers are elected annually by the board of directors and serve at its discretion. There are no family relationships among our directors and executive officers.

OWNERSHIP OF OUR COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of our common stock by each of our directors, each of our executive officers named in the Summary Compensation Table, and our directors and executive officers as a group as of August 30, 2003.


                                                                      SHARES BENEFICIALLY OWNED (1)(2)
                                                          ----------------------------------------------------------
                     STOCKHOLDER                                   NUMBER                         PERCENT
------------------------------------------------------    --------------------------     ---------------------------

Peter J. Kight (3)(4)                                               6,092,503                        6.7%

Mark A. Johnson (5)                                                 1,199,949                        1.3%

William P. Boardman                                                    46,239                           *

James D. Dixon                                                         16,000                           *

Henry C. Duques                                                         8,000                           *

Lewis C. Levin                                                          8,000                           *

Eugene F. Quinn                                                        36,000                           *

Jeffrey M. Wilkins                                                     32,000                           *


Stephen Olsen                                                          84,476                           *

Randal A. McCoy                                                        69,148                           *

David E. Mangum                                                        79,800                           *

Alexander R. Marasco                                                   22,930                           *

Peter F. Sinisgalli (6)                                                    --                          --

All directors and executive officers as a group
(17 people) (3)(4)(5)(6)                                            7,741,179                        8.5%

----------------------
* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after August 30, 2003, pursuant to the exercise of options covering:

         -        849,999 shares for Mr. Kight;
         -        114,347 shares for Mr. Johnson;
         -        46,000 shares for Mr. Boardman;
         -        16,000 shares for Mr. Dixon;
         -        8,000 shares for Mr. Duques;
         -        8,000 shares for Mr. Levin;
         -        32,000 shares for Mr. Quinn;
         -        32,000 shares for Mr. Wilkins;
         -        79,783 shares for Mr. Olsen;
         -        67,466 shares for Mr. McCoy;
         -        78,000 shares for Mr. Mangum;
         -        20,000 shares for Mr. Marasco;
         -        0 shares for Mr. Sinisgalli; and
         - 1,394,261 shares for all directors and executive officers as a group.

(3) Includes 260,222 shares held by the Kight Family Trust II and 2,286 shares held in the Tiso Trust. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 8,600 shares held in the Peter J. Kight and Teresa J. Kight 1995 Children's Trust and 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Includes 30,259 shares of common stock resulting from the assumed conversion of $2,215,000 in principal amount of our 6.5% convertible subordinated notes due 2006 that are held by Mr. Kight.

(5)  Includes 62,620 shares held by the Mark A. Johnson 2002-1 GRAT.
     Mr. Johnson disclaims ownership of these shares in which he has no pecuniary interest. Also includes 529 shares held in Mr. Johnson's 401(k) account. Does not include 19,286 shares held by the Mark A. Johnson 1997 Irrevocable Children's Trust in which he has no pecuniary interest and disclaims any beneficial ownership.

(6) Mr. Sinisgalli's employment with us ended on January 31, 2003. As a consequence, we are unable to determine his beneficial ownership of common stock or the percentage of outstanding common stock held.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS

       The following table sets forth information as of August 30, 2003 (except as noted below), relating to the beneficial ownership of our common stock by each person known us to own beneficially more than 5% of the outstanding shares of our common stock.


                                                                        SHARES BENEFICIALLY OWNED (1)
                                                          ----------------------------------------------------------
                     STOCKHOLDER                                   NUMBER                         PERCENT
------------------------------------------------------    --------------------------     ---------------------------

Capital Group International, Inc. (2)                            11,022,000                        12.4%
  11100 Santa Monica Boulevard
  Los Angeles, California 90025

Microsoft Corporation (3)                                         8,567,250                         9.7%
  One Microsoft Way
  Redmond, Washington 98052-6399

Bank of America Corporation (4)                                   6,721,184                         7.5%
  100 North Tryon Street
  Charlotte, North Carolina 28255

Peter J. Kight (5)(6)(7)                                          6,092,503                         6.7%
  4411 East Jones Bridge Road
  Norcross, Georgia 30092

Wellington Management Company, LLP (8)                            5,386,680                         6.0%
  75 State Street
  Boston, Massachusetts 02109

Waddell and Reed Financial, Inc. (9)                              4,499,311                         5.1%
  6300 Lamar Avenue
  Overland Park, Kansas  66202

----------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes 36,950 shares of our common stock resulting from the assumed conversion of $2,705,000 in principal amount of our 6.5% convertible subordinated notes due 2006 and 58,400 shares of our common stock resulting from the assumed conversion of $4,275,000 in principal amount of our 144A 6.5% convertible subordinated notes due 2006. According to the information contained in Schedule 13G filed with the Securities and Exchange Commission by Capital Group International, Inc. and Capital Guardian Trust Company on February 14, 2001, as amended on August 10, 2001, February 11, 2002, and February 11, 2003, Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares reported in the table. The investment management companies, which include a "bank" as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and several investment advisers registered under Section 203 of the Investment Advisors Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the shares reported in the table; however, Capital Group International, Inc. may be deemed to "beneficially own" these shares by virtue of Rule 13d-3 under the Exchange Act. Capital Group International, Inc. expressly disclaims beneficial ownership of the shares reported in the table. Capital Group International, Inc. is the parent corporation of Capital Guardian Trust Company, which is deemed to beneficially own 9,167,410 shares of our common stock reported in the table as a result of serving as investment manager for various institutional accounts holding our common stock. Capital Guardian Trust Company also expressly disclaims beneficial ownership of these shares.

(3) Based on information contained in Schedule 13G filed with the Securities and Exchange Commission by Microsoft Corporation on September 11, 2000.

(4) According to the information provided by our transfer agent. Also includes 450,000 warrants (obtained by Bank of America as part of its association with Integrion Financial Network, L.L.C.), which are exercisable within 60 days after August 30, 2003. According to the information contained in
     Schedule 13G filed with the Securities and Exchange Commission by Bank of America Corporation on October 5, 2000, and as amended on February 13, 2001, February 15, 2000, and February 12, 2003, Bank of America Corporation is the parent corporation of NB Holdings Corporation, Bank of America, N.A., and Banc of America E-Commerce Holdings, Inc.; and Banc of America E-Commerce Holdings, Inc. is the parent corporation of Bank of America Advisors, LLC, and Banc of America Capital Management, Inc. The following entities are deemed to beneficially own the following shares of our common stock: Bank of America Corporation (9,827,576 shares or 11.08%), NB Holdings Corporation (5,519,261 shares or 5.82%), Bank of America, N.A. (5,159,261 shares or 5.82%), Banc of America E-Commerce Holdings, Inc. (5,000,000 shares or 5.64%), Bank of America Advisors, LLC (98,250 shares or less than 1.0%), Banc of America Capital Management, Inc. (151,342 shares or less than 1.0%).

(5) Includes 849,999 shares purchasable by Mr. Kight pursuant to the exercise of options within 60 days after August 30, 2003.

(6) Includes 260,222 shares held by the Kight Family Trust II and 2,286 shares held in the Tiso Trust. Mr. Kight disclaims ownership of these shares in which he has no pecuniary interest. Does not include 8,600 shares held in the Peter J. Kight and Teresa J. Kight 1995 Children's Trust and 54,850 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(7) Includes 30,259 shares of common stock resulting from the assumed conversion of $2,215,000 in principal amount of our 6.5% convertible subordinated notes due 2006 that are held by Mr. Kight.

(8) According to information contained in Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP on July 10, 2003, and as amended on September 10, 2003, the securities listed above are owned of record by clients of Wellington for whom Wellington acts as an investment advisor. The clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

(9) According to information contained in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003, by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company, and Waddell & Reed Ivy Investment Company (collectively the "Filing Persons"), the securities reported above are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by one of the Filing Persons. Waddell & Reed, Inc. is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company. In turn, Waddell & Reed Financial Services, Inc. is a subsidiary of Waddell & Reed Financial, Inc., a publicly traded company. The investment advisory contracts grant Waddell & Reed Ivy Investment Company and Waddell & Reed Investment Management Company all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant Waddell & Reed Ivy Investment Company and Waddell & Reed Investment Management Company investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, Waddell & Reed Ivy Investment Company and/or Waddell & Reed Investment Management Company may be deemed the beneficial owner of the securities reported in this table under Rule 13d-3 of the Exchange Act. The Filing Persons do not believe they are acting as a "group" for purposes of
     Section 13(d) of the Exchange Act. Indirect "beneficial ownership" is attributed to the respective parent companies solely because of the parent companies' control relationship to Waddell & Reed Investment Management Company. The following entities are deemed to beneficially own the following shares of our common stock: Waddell & Reed Ivy Investment Company (404,800 shares or less than 1.0%), Waddell & Reed Investment Management Company (4,094,511 shares or 4.6%), Waddell & Reed, Inc. (4,094,511 shares or 4.6%), Waddell
     & Reed Financial Services, Inc. (4,094,511 shares or 4.6%) and Waddell & Reed Financial, Inc. (4,499,311 shares or 5.1%).

                       INFORMATION CONCERNING COMPENSATION

EXECUTIVE COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during our fiscal years ended June 30, 2003, 2002, and 2001 to our Chief Executive Officer and each of our five most highly compensated executive officers (collectively, the named executive officers).


                                             ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                             -----------------------------------------------------
                                                                                   AWARDS
                                                                        --------------------------
                                                                         RESTRICTED   SECURITIES
                                                                           STOCK      UNDERLYING    ALL OTHER
                                                SALARY        BONUS        AWARD       OPTIONS     COMPENSATION
  NAME AND PRINCIPAL POSITION       YEAR          ($)          ($)         ($)            (#)          ($)(1)
------------------------------------------------------------------------------------------------------------------
PETER J. KIGHT                      2003     $500,000      $664,320     $       0      100,000      $ 9,951
Chairman and Chief Executive        2002     $460,000      $203,500     $       0      300,000      $84,239
Officer                             2001     $440,000      $257,400     $       0       50,000      $     0

STEPHEN OLSEN                       2003     $265,000      $270,300     $       0       20,000      $12,307
Executive Vice President and        2002     $250,000      $ 76,500     $       0       75,000      $10,882
General Manager, CheckFree          2001     $215,000      $ 77,400     $       0       25,000      $ 2,000
Electronic Commerce Division

RANDAL A. MCCOY                     2003     $240,000      $199,200     $       0       12,500      $ 5,650
Executive Vice President and        2002     $230,000      $ 57,500     $       0       60,000      $ 5,550
Chief Technology Officer            2001     $210,000      $ 68,400     $       0       25,000      $ 2,000

DAVID E. MANGUM                     2003     $230,000      $190,900     $       0       20,000      $ 5,700
Executive Vice President and        2002     $210,000      $ 57,500     $       0       52,500      $ 5,450
Chief Financial Officer             2001     $190,000      $ 68,400     $       0        5,000      $ 2,000

ALEXANDER R. MARASCO (2)            2003     $225,000      $152,280     $       0       12,500      $ 7,000
Executive Vice President and        2002     $ 84,872      $ 33,500     $       0      100,000      $     0
General Manager, Investment         2001     $      0      $      0     $       0            0      $     0
Services Division

PETER F. SINISGALLI (3)             2003     $193,500      $203,975     $       0            0      $ 9,155
President and Chief                 2002     $355,000      $132,700     $       0      180,000      $10,623
Operating Officer                   2001     $338,000      $167,310     $       0      120,000      $10,456

---------------------
(1) Includes for fiscal year 2003 matching contribution to our 401(k) Plan of $5,725 for Mr. Olsen, $5,650 for Mr. McCoy, $5,700 for Mr. Mangum, $7,000 for Mr. Marasco and $1,088 for Mr. Sinisgalli; a tax gross up for

     President's Club award (our annual incentive employee award trip) of $5,635 for Mr. Kight, $6,582 for Mr. Olsen, and $5,808 for Mr. Sinisgalli; and club dues of $4,316 for Mr. Kight and $2,259 for Mr. Sinisgalli. Includes for fiscal year 2002 matching contribution to our 401(k) Plan of $6,044 for Mr. Olsen, $5,550 for Mr. McCoy, $5,450 for Mr. Mangum, and $5,463 for Mr. Sinisgalli; and a tax gross up for President's Club award of $4,838 for Mr. Olsen, and $5,160 for Mr. Sinisgalli. Also includes a reimbursement of $84,239 for the tax implications of an inaccurate W-2 we issued for the year ended December 31, 1996 on behalf of Mr. Kight in fiscal 2002. Includes for fiscal year 2001 matching contribution to our 401(k) Plan of $2,000 for Mr. Olsen, Mr. McCoy, Mr. Mangum, and Mr. Sinisgalli; and a tax gross up for President's Club award of $8,456 for Mr. Sinisgalli.

(2)  Mr. Marasco's employment with us began in February 2002.

(3) Mr. Sinisgalli's employment with us ended on January 31, 2003. His bonus payment is the pro rated amount accrued through January 31, 2003, which we agreed to pay upon his resignation.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the grant of stock options to the named executive officers under our 2002 Stock Incentive Plan during the 2003 fiscal year.

                              INDIVIDUAL GRANTS (1)

                                             % OF TOTAL
                               NUMBER OF      OPTIONS
                              SECURITIES     GRANTED TO                                POTENTIAL REALIZED VALUE AT
                              UNDERLYING     EMPLOYEES      EXERCISE                     ASSUMED ANNUAL RATES OF
                                OPTIONS      IN FISCAL       PRICE        EXPIRATION   STOCK PRICE APPRECIATION FOR
           NAME               GRANTED (#)     YEAR(2)      ($/SHARE)         DATE          OPTION TERMS (3)(4)
--------------------------------------------------------------------------------------------------------------------
                                                                                           5%($)         10%($)
                                                                                       -----------------------------
Peter J. Kight                 100,000          8.9%        $15.00           2012          $ 943,342    $ 2,390,614

Stephen Olsen                   20,000          1.8%        $15.00           2012          $ 188,668    $   478,123

Randal A. McCoy                 12,500          1.1%        $15.00           2012          $ 117,918    $   298,827

David E. Mangum                 20,000          1.8%        $15.00           2012          $ 188,668    $   478,123

Alexander R. Marasco            12,500          1.1%        $15.00           2012          $ 117,918    $   298,827

Peter F. Sinisgalli(5)               0            0%        $    0            -            $       0    $         0

----------------------

(1) This table covers the period from July 1, 2002 to June 30, 2003.

(2) Percentage is based upon 1,121,625 options granted to associates in fiscal 2003.

(3) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(4) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry, competition, and economic conditions, over which the optionee may have little or no control.

(5)  Mr. Sinisgalli's employment with us ended on January 31, 2003.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides certain information regarding the number and value of stock options held by our named executive officers at June 30, 2003.

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT FISCAL YEAR-END (#)     FISCAL YEAR-END ($)(2)
                                                     ------------------------------    -----------------------
                          SHARES
                       ACQUIRED ON        VALUE
        NAME           EXERCISE(#)   REALIZED ($)(1)  EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
        ----           -----------   ---------------  -----------   -------------    -----------   -------------

Peter J. Kight              0             $ 0              783,332          366,668   $4,997,337     $2,890,680

Stephen Olsen               0             $ 0              134,616          107,001   $  689,984     $  693,986

Randal A. McCoy             0             $ 0              103,299           83,501   $  484,697     $  543,646

David E. Mangum             0             $ 0               94,167          100,833   $  159,475     $  578,925

Alexander R. Marasco        0             $ 0               20,000           92,500   $  299,000     $1,358,500

Peter F. Sinisgalli(3)   155,155       $ 695,931                 0                0   $        0     $        0

--------------------

(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses that may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($28.00 on June 30, 2003). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(3)  Mr. Sinisgalli's employment with us ended on January 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth additional information as of June 30, 2003, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                                                                                NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE
                                        NUMBER OF SECURITIES                                     FOR ISSUANCE UNDER
                                          TO BE ISSUED UPON           WEIGHTED-AVERAGE           EQUITY COMPENSATION
                                             EXERCISE OF              EXERCISE PRICE OF           PLANS (EXCLUDING
                                        OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,        SECURITIES REFLECTED
                                         WARRANTS AND RIGHTS         WARRANTS AND RIGHTS            IN COLUMN (a)
                                                 (a)                         (b)                         (c)
                                        ----------------------    --------------------------    ----------------------
Equity compensation plans approved
by security holders (1)                       7,236,216                    $31.72                     4,139,590

Equity compensation plans not
approved by security holders                          0                    $    0                             0


Total                                         7,236,216                    $31.72                     4,139,590

----------------

(1) Equity compensation plans approved by stockholders include the Third Amended and Restated 1995 Stock Option Plan, the Second Amended and Restated Associate Stock Purchase Plan, the Amended and Restated 1993 Stock Option Plan, the BlueGill Technologies, Inc. 1997 Stock Option Plan, the BlueGill Technologies, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan, and the 2002 Stock Incentive Plan.

EMPLOYMENT AND CONSULTING AGREEMENTS

         On May 1, 1997, Mr. Kight entered into an employment agreement with us. Mr. Kight's employment agreement provides for a minimum base salary and a covenant not to compete. Mr. Kight's minimum base salary was set at $300,000 until July 1, 1997, when it increased to $375,000. Mr. Kight's base salary was increased to $500,000 for fiscal 2003. Additionally, Mr. Kight received a stock option to purchase 200,000 shares of our common stock at $14.75 per share, the price per share on the date of the employment agreement. The covenant not to compete in Mr. Kight's employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Kight's employment is terminated as a result of a change in control of our company, if Mr. Kight resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, or if Mr. Kight's employment is terminated by us without cause, he is entitled to receive two times his average annual compensation. The initial term of Mr. Kight's employment agreement expired on June 30, 2002, but renewed automatically for a twelve- month period, and will continue to extend automatically on each July 1 for a twelve-month period unless terminated by us or Mr. Kight as provided in the employment agreement.

         Under Mr. Kight's employment agreement, a change in control of our company includes the following events:

         - any person (other than a person in control of our company as of the effective date of the employment agreement, a trustee or other fiduciary holding securities under an employee benefit plan of our company, or a company owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our voting securities) acquiring beneficial ownership, directly or indirectly, of our securities representing a majority of the combined voting power of our then outstanding securities;

         - approval by our stockholders of: (i) a plan of complete liquidation of our company; (ii) an agreement for the sale or disposition of all or substantially all our assets; or (iii) a merger, consolidation, or reorganization of our company with or involving any other corporation in which our voting securities outstanding immediately prior to such transaction do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of our voting securities (or such surviving entity) outstanding immediately after such transaction; or

         - during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the board of directors of our company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

A change in control shall not have occurred under the agreement if Mr. Kight is part of the purchasing group which consummates the change in control transaction. Mr. Kight shall be deemed "part of a purchasing group" if he is an equity participant or has been identified as a potential equity participant in the purchasing company or group except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the change in control by a majority of our non-employee continuing directors.


         The following Stock Option and Compensation Committee Report, Performance Graph, and Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.


            REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

         Our Stock Option and Compensation Committee has the authority and responsibility to establish, determine and administer:

         -    our officer compensation policies;
         -    the salaries of our executive officers;
         -    the formula for bonus awards to our executive officers; and
         - the grants of stock options to our executive officers and other key employees under our 1995 Stock Option Plan and 2002 Stock Incentive Plan.

Our Stock Option and Compensation Committee consists solely of independent non-employee directors. In general, the philosophy of our Stock Option and Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance as well as our performance. The preferred compensation policy of our Stock Option and Compensation Committee is to set base pay at the lower end of the comparable market ranges, establish performance based annual cash bonus opportunities, and grant significant option positions to key employees to provide greater long-term incentives.

         In fiscal 1997, we hired an outside consulting firm to perform an executive compensation survey for our company. The consulting firm was asked to prepare a survey reviewing base compensation, bonus programs, and stock options in relation to similarly situated companies. The survey concluded that our compensation is mixed when compared to the market, with some positions below market and others above market. After a complete review and discussion of the survey, our Stock Option and Compensation Committee agreed that we would move all executive officers to a July 1 compensation review and adjustment cycle effective July 1, 1997, to permit a more uniform review of executive compensation consistent with salary ranges established for executive positions. Also, based in part on the recommendation of the consulting firm, we entered into an employment agreement with Mr. Kight.

         Under the terms of Mr. Kight's employment agreement, which was effective May 1, 1997, we increased his base salary for fiscal 2003 from $460,000 to $500,000. In addition, under his employment agreement, Mr. Kight received a one-time stock option grant of 200,000 shares at $14.75 per share, the fair market value of the shares on May 1, 1997. The option shares became 100% vested on May 1, 2003. The term of the employment agreement is five years, with automatic one-year renewals thereafter.

         In addition to the recommendation of the outside consulting firm, the determination of executive officer base salaries for fiscal 2003 was based primarily on subjective factors, such as our Stock Option and Compensation Committee's perception of individual performance and the executive officer's contribution to our overall performance, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities.

         In order to motivate management to meet both our short-term and long-term objectives, our Stock Option and Compensation Committee approved an Incentive Compensation Plan for certain executive officers in 1997. The bonuses for senior officers were based partially on the achievement of revenue targets and partially on the achievement of our operating income targets and, in appropriate cases, partially on achievement of revenue targets and partially on the achievement of operating income targets of our operating divisions. Mr. Kight earned a bonus for fiscal 2003 of $664,000 under our Incentive Compensation Plan.

         In fiscal 2002, we updated the executive pay survey performed by the outside consulting firm for us in fiscal 1997. The update concluded that our compensation is mixed when compared to the market, with some positions below market and others above market. In general, the results of the update validated our approach to long-term incentives in the aggregate. After a complete review of the individual performance criteria discussed above and discussion of the survey, we approved annual base salaries with target performance bonus percentages for our executive officers for fiscal 2004, which included an increase in Mr. Kight's base salary from $500,000 to $520,000 for fiscal 2004.

         In 1995, our stockholders approved the 1995 Stock Option Plan to provide long-term incentives to key employees and motivate key employees to improve our performance and thereby increase our common stock price. In 2002, our stockholders approved the 2002 Stock Incentive Plan (the "2002 Plan"), which allows us the flexibility to provide incentives to our associates, consultants and non-employee directors through the issuance of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares. The 2002 Plan replaced our 1995 Stock Option Plan, and provides us with greater flexibility with respect to the types of awards that we may make to participants. The 1995 Stock Option Plan continues to exist to the extent that options granted prior to the effective date of the 2002 Plan continue to remain outstanding.

         The number of shares of our common stock subject to the options granted during fiscal 2003 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to our future performance. No specific weight was given to any of these factors. The Stock Option and Compensation Committee reviewed options awarded to each executive officer during previous years in determining the size of an option awarded for fiscal 2003.

         Each stock option awarded during fiscal 2003 had an exercise price equal to the fair market value of our underlying common stock on the date of the grant. Generally, stock options granted to our new associates vest and become exercisable at the rate of 20% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. Annual stock option grants to our key associates, however, typically vest and become exercisable at the rate of 33-1/3% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. We have generally granted stock options to key employees on a semi-annual basis. However, for fiscal year 2003, we made only one grant of stock options. On December 16, 2002, Mr. Kight was granted an option to purchase 100,000 shares of stock at a price of $15.00 per share, the fair market value of the shares on December 13, 2002 (the last trading date prior to the grant date), vesting at the rate of 33-1/3% per year based on continued employment.

         In lieu of granting additional stock options in fiscal 2003, the Stock Option and Compensation Committee approved a Stock Option Exchange Program pursuant to which employees could exchange stock options with exercise prices in excess of $44.00 for consideration equal to $6.25 per option. In the event the consideration payable to an associate exceeded $3,125, the consideration was paid to such associate in restricted stock (based on the value of common stock at the close of business on July 17, 2003), which will vest over a three-year period. Mr. Kight was not eligible to participate in this Stock Option Exchange Program. The purpose of the Stock Option Exchange Program was to realign our compensation programs to more closely reflect the current market and economic conditions.

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m), which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, we intend that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. Our 2002 Stock Incentive Plan and our Incentive Compensation Plan are intended to qualify under Section 162(m).


                               STOCK OPTION AND COMPENSATION COMMITTEE

                                   Eugene F. Quinn (Chairman)
                                   William P. Boardman
                                   James D. Dixon

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
             AMONG THE COMPANY, THE NASDAQ STOCK MARKET - U.S. INDEX
       AND THE S & P SUPERCAP DATA PROCESSING & OUTSOURCED SERVICES INDEX

         The following Performance Graph compares our performance with that of The Nasdaq Stock Market - U.S. Index and The S & P Supercap Data Processing & Outsourced Services Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on June 30, 1998, in our common stock, and in The Nasdaq Stock Market - U.S. Index and The S & P Supercap Data Processing & Outsourced Services Index and that all dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG CHECKFREE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S & P SUPERCAP DATA PROCESSING & OUTSOURCED SERVICES INDEX


                                                                        Cumulative Total Return
                                                          ---------------------------------------------------
                                                           6/98     6/99     6/00     6/01     6/02     6/03
CHECKFREE CORPORATION                                     100.00    93.63   175.16   119.13    53.13    95.12
NASDAQ STOCK MARKET (U.S.)                                100.00   143.67   212.43   115.46    78.65    87.33
S & P SUPERCAP DATA PROCESSING & OUTSOURCED SERVICES      100.00   128.21   144.31   166.95   148.03   124.01

* $100 invested on 6/30/98 in stock or index-including reinvestment of dividends.
Fiscal year ending June 30.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of our board of directors met fifteen times in fiscal 2003. Each member of our Audit Committee meets the independence standards and financial literacy requirements as established by Nasdaq. Our Audit Committee assists our board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the company, and such other duties as directed by our board. On August 8, 2002, our board of directors amended our audit committee charter to address recent pronouncements by the Securities and Exchange Commission and the Nasdaq Stock Market.

         In fulfilling its responsibilities, our Audit Committee selected Deloitte & Touche LLP as our independent public accountants. Our Audit
Committee:

         (a) reviewed and discussed the audited financial statements with management;

         (b) discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61, as may be modified and supplemented;

         (c) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with the outside auditor the outside auditor's independence; and

         (d) after review and discussions referred to in paragraphs (a) through (c) above, recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2003, for filing with the Securities and Exchange Commission.

         Our Audit Committee provided guidance and oversight to our internal audit function including review of the organization, plans and results of this activity. In addition, our Audit Committee was afforded the routine opportunity to meet privately with each of our Chief Financial Officer, Chief Accounting Officer, members of our internal audit group, and Deloitte & Touche LLP, and was encouraged to discuss any matters they desired.

         Our Audit Committee also met with selected members of management and the independent public accountants to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves, and accruals; suitability of accounting principles; critical accounting estimates; highly judgmental areas; and audit adjustments whether or not recorded.

         In addition, our Audit Committee considered the quality and adequacy of our internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that our Audit Committee felt appropriate.

         Management's responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in our Annual Report on Form 10-K and should be read in conjunction with this letter and review of the financial statements.

         Based upon its work and the information received in the inquiries outlined above, our Audit Committee is satisfied that its responsibilities under the charter for the period ended June 30, 2003, were met and that our financial reporting and audit processes are functioning effectively.

                                    AUDIT COMMITTEE

                                         James D. Dixon (Chairman)
                                         Jeffrey M. Wilkins
                                         Eugene F. Quinn

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Currently, Messrs. Boardman, Dixon, and Quinn, who are not employees, are members of our Stock Option and Compensation Committee. Since 1994, Mr. Kight has served as a member of Metatec International, Inc. and its predecessor's board of directors, of which Mr. Wilkins was Chairman.

TRANSACTIONS BETWEEN MICROSOFT CORPORATION AND CHECKFREE

         Mr. Levin, Vice President of Microsoft Corporation's Business Intelligence Applications group, serves on our board of directors. On September 1, 2000, we acquired TransPoint from Microsoft, First Data Corporation, and Citibank, N.A. in exchange for 17 million shares of our common stock. As part of the TransPoint acquisition, Microsoft received 8,567,250 shares of our common stock and Microsoft continues to own those shares as of June 30, 2003. Pursuant to the terms of the TransPoint acquisition, Microsoft is entitled to nominate one director to our board for such time as they own at least 6,425,438 shares of our common stock.

         In addition, we entered into a commercial alliance agreement with Microsoft as part of the TransPoint acquisition. Under the terms of the commercial alliance agreement, Microsoft, among other things, agreed to use us exclusively for all pay anyone and bill presentment services offered by Microsoft, subject to various exceptions for types of services not available from us and the provision of technology in various circumstances related to Microsoft's current business and product lines. The commercial alliance agreement also provided for a minimum fee and revenue guarantee to us of $120 million over the five year term of the agreement.

         During fiscal 2003, we earned $21.3 million of revenue from Microsoft in connection with the TransPoint acquisition and the commercial alliance agreement. In addition, during fiscal 2003, we incurred $700,000 of expense for software user licenses.

TRANSACTIONS BETWEEN FIRST DATA CORPORATION AND CHECKFREE

         Mr. Duques, Chairman of First Data Corporation, serves on our board of directors. On September 1, 2000, we acquired TransPoint from First Data Corporation, Microsoft Corporation, and Citibank, N.A. in exchange for 17 million shares of our common stock. As part of the TransPoint acquisition, First Data Corporation received 6,567,250 shares of our common stock. Pursuant to the terms of the TransPoint acquisition, First Data Corporation is entitled to nominate one director to our board for such time as they own at least 4,925,438 shares of our common stock. Although First Data Corporation now owns less than 4,925,438 shares of our common stock and less than the percentage of shares requiring the filing of a Schedule 13G with the Securities and Exchange Commission, First Data Corporation owned in excess of 4,925,438 shares of our common stock at the time of Mr. Duques' most recent re-election to the Board.

         In addition, we entered into a marketing agreement with First Data Corporation as part of the TransPoint acquisition. Under the terms of the marketing agreement, we agreed to use certain First Data payment processing services if, in each case in our reasonable judgment, substantially similar services are not then obtainable from a third party at an overall economic cost to us that is less than the overall economic cost to us of First Data Corporation's services. The marketing agreement also provided for a minimum revenue guarantee to us of $60 million over the five-year term of the agreement.

         On January 10, 2002, we entered into an agreement for check processing services with Integrated Payment Systems Inc., a subsidiary of First Data Corporation, through our wholly owned subsidiary CheckFree Services Corporation.

         During fiscal 2003, we earned $11.5 million of revenue from First Data Corporation in connection with the TransPoint acquisition and the marketing agreement. In addition, during fiscal 2003, we incurred $3.3 million of expense to First Data Corporation for check processing services.

TRANSACTIONS BETWEEN BANK OF AMERICA AND CHECKFREE

         On September 28, 2000, we consummated a strategic alliance agreement with Bank of America whereby we acquired certain of Bank of America's electronic billing and payment assets and agreed to provide electronic billing and payment services to Bank of America's customers over the next ten years. Under the terms of the strategic alliance agreement, Bank of America received $35.0 million in cash, 10 million shares of our common stock and warrants to acquire an additional 10 million shares of our common stock which vest in stages based on achievement of performance targets. As of June 30, 2003, Bank of America owned in excess of 5.0% of our outstanding common stock. To date, none of the warrants received by Bank of America pursuant to the strategic alliance agreement are vested or exercisable, although Bank of America does own 450,000 warrants obtained as part of its association with Integrion Financial Network, L.L.C., which are vested and exercisable.

         During fiscal 2003, we earned $94.3 million (net of expenses) from Bank of America from a combination of electronic bill payment services, software licenses, maintenance, and related customization and implementation services

MISCELLANEOUS

         Curtis A. Loveland, our Secretary, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which firm provides us with legal services. Mr. Loveland owns less than 1% of our outstanding common stock.

     APPROVAL OF THE CHECKFREE CORPORATION 2003 INCENTIVE COMPENSATION PLAN

         At the annual meeting, we will submit to stockholders a proposal to adopt the CheckFree Corporation 2003 Incentive Compensation Plan (the "2003 Plan"). If adopted, the 2003 Plan will replace our 1997 Incentive Compensation Plan (the "1997 Plan"), which expired in fiscal year 2003. Under this plan bonuses are paid to key employees based partially on the achievement of revenue targets and partially on the achievement of operating income targets and, in appropriate cases, partially on achievement of revenue targets and operating income targets of our operating divisions.

         Our board of directors unanimously approved the adoption of the 2003 Plan on July 31, 2003. This summary of the principal features of the 2003 Plan is qualified in its entirety by the full text of the 2003 Plan, which we have attached to this proxy statement as Appendix A and which we incorporate herein by reference. A vote in favor of adopting the 2003 Plan will constitute approval of all terms of the 2003 Plan, including the adoption of all performance goals and other terms applicable to "Covered Officers" (those participants who are members of the group of "covered employees" as defined in the regulations under
Section 162(m) of the Internal Revenue Code of 1986, or any successor statute (the "Code")).

PURPOSE

         The purpose of the 2003 Plan is to optimize the growth and profitability of our company by providing to key employees incentives that encourage, recognize and reward exceptional levels of corporate, business unit, or individual performance. Through the 2003 Plan, we intend to use award dollars as a clear communication vehicle linking the interests of eligible key employees with the interests of our company by establishing a direct link between performance and incentive payments.

ADMINISTRATION OF THE 2003 INCENTIVE PLAN

         The 2003 Plan will be administered by the Stock Option and Compensation Committee of our board of directors. The Stock Option and Compensation Committee shall have the full power to:

         -        select participants in the 2003 Plan;
         - determine the size, terms and conditions of awards in a manner consistent with the 2003 Plan;
         -        interpret and construe the 2003 Plan; and
         - adopt such rules, regulations and procedures for the administration of the 2003 Plan as the Stock Option and Compensation Committee deems necessary or advisable.

ELIGIBILITY TO RECEIVE AWARDS

         All persons deemed by the Stock Option and Compensation Committee to be key associates are eligible to be granted awards under the 2003 Plan. Persons who become key associates of our company after the date of the Stock Option and Compensation Committee's initial grant of awards but prior to the end of the fiscal year, whether due to promotion, transfer or initial commencement of employment with us, may be granted awards by the Stock Option and Compensation Committee on a partial year basis. In each case, the Stock Option and Compensation Committee shall specify the terms and conditions of such award, including any pro rata allocations of the performance measurements to such partial year participants.

AWARDS

         The Stock Option and Compensation Committee will establish written annual performance goals based on any one or more of the following objective performance measures:

         -        revenues;
         -        market share;
         -        earnings per share (actual or targeted growth);
         -        income or loss from operations;
         -        income or loss before taxes;
         -        income or loss before extraordinary items;
         -        income or loss before taxes and extraordinary items;
         -        net income or loss;
         -        net income or loss per common share;
         -        cash flow;
         -        free cash flow;
         -        price of the our common stock;
         -        shareholder return;
         -        return on equity;
         -        return on investment;
         -        return on capital;
         -        economic profit; and
         -        economic value added.

         The Stock Option and Compensation Committee may define each of the performance goals on a corporate, affiliate, business unit, or individual basis, and may include or exclude specified extraordinary or non-recurring items and may be measured before or after applicable taxes. Each performance goal shall have a minimum performance standard below which no payments will be made. The performance goals may be based on an analysis of historical performance and growth expectations, financial results of other comparable businesses, and progress toward achieving our long-range strategic plan for the business. The performance goals and determination of results shall be based entirely on objective measures for all Covered Officers under the 2003 Plan.

         Performance goals based on the pre-established measures and the potential awards that will be payable upon attainment of those performance goals, expressed as a percentage of base salary as of July 1 of each fiscal year, will be established in writing by the Stock Option and Compensation Committee not later than 90 days after the commencement of the fiscal year to which the goals relate and, for performance periods shorter than one year, prior to the completion of 25% of such period. The target incentive compensation percentage for each selected participant will be based on the level and functional responsibility of his or her position, size of the business for which the participant is responsible, and competitive practices. Performance goals may differ for awards granted to any one participant or to different participants. The Stock Option and Compensation Committee may determine that any award shall be based on more than one performance measure. The Stock Option and Compensation Committee may increase or decrease individual awards based upon extraordinary circumstances; provided, however, the Stock Option and Compensation Committee may not use any discretion to increase or otherwise modify award results for Covered Officers except as permitted under Section 162(m) of the Code.

         Unless payment is deferred in accordance with the provisions of the 2003 Plan, awards will be payable in cash, annually, after the date our audited financial statements have been certified by our independent public accountants for the relevant fiscal year of computation; provided that awards will be paid to Covered Officers only after the committee has certified in writing in the minutes of a committee meeting or otherwise that the performance goals applicable to Covered Officers and any other material terms of the 2003 Plan have been satisfied. No award will be paid to any participant who is not employed by us on the last day of the fiscal year to which the award relates except as determined by the Stock Option and Compensation Committee or in certain circumstances involving a change of control or the death or disability of a participant, each circumstance as more fully described in the 2003 Plan; provided, however, the Stock Option and Compensation Committee may not use its discretion to increase or otherwise modify award results for Covered Officers except as permitted under Section 162(m) of the Code. Awards are subject to income and other payroll tax withholding by our company.

         The annual award payable to any participant under the 2003 Plan shall not exceed $2 million. The Stock Option and Compensation Committee may permit a participant to defer his or her receipt of payment of an award that would otherwise be due to the participant.

         The Stock Option and Compensation Committee may adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events (including, without limitation, acquisitions or dispositions of assets or businesses) affecting our company or our financial statements or of changes in applicable laws, regulations, or accounting principles, whenever the Stock Option and Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2003 Plan; provided, however, the Stock Option and Compensation Committee may not use any discretion to increase or otherwise modify award results for Covered Officers except as permitted under Section 162(m) of the Code.

CHANGE IN CONTROL

         If our company undergoes a "change in control," participants shall be paid an amount based upon an assumed achievement of the relevant performance objectives at the 100% target level for the fiscal year, prorated for the number of days that elapsed within the fiscal year prior to the change of control.

TAX CONSEQUENCES OF THE 2003 PLAN

         Based on management's understanding of current federal income tax laws, the tax consequences of the grant of awards under the 2003 Plan are, generally, as follows:

         - A recipient of an award under the 2003 Plan will recognize ordinary income at the time of the payment of the award. We will withhold applicable income taxes from the amount of the award.

         - We generally will be entitled to a tax deduction in connection with an award made under the 2003 Plan to the extent that the participant recognizes ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as "performance-based" compensation under section 162(m) of the Code. The 2003 Plan has been designed so that, assuming its approval by our stockholders at the annual meeting, awards to Covered Officers should qualify as performance-based compensation under section 162(m) of the Code.

WE DO NOT INTEND THE PRECEDING DISCUSSION TO BE A COMPLETE EXPLANATION OF ALL OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE 2003 PLAN. PARTICIPANTS IN THE 2003 PLAN SHOULD CONSULT THEIR OWN PERSONAL TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE 2003 PLAN TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL TAXES, AND ANY CHANGES IN THE TAX LAWS FROM THE DATE OF THIS PROXY STATEMENT.

AWARDS TO BE GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

         As described above, the Stock Option and Compensation Committee has discretion to determine the number and type of awards to be granted to participants. Accordingly, the actual number and type of awards to be granted in the future under the 2003 Plan cannot be determined at this time.

REQUIRED VOTE

         The adoption of the 2003 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the annual meeting.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 2003 INCENTIVE COMPENSATION PLAN.


                              STOCKHOLDER PROPOSAL

PROPOSAL OF CALVERT ASSET MANAGEMENT COMPANY, INC.

Calvert Asset Management Company, Inc. ("Calvert"), whose address is 4550 Montgomery Avenue, Bethesda, Maryland 20814, the holder of 27,470 shares of our common stock on February 10, 2003, has advised us that it plans to present the following resolution at the annual meeting. In accordance with applicable proxy regulations, the proposed resolution of Calvert is set forth below:

WHEREAS:

We believe that board diversity is not a social imperative, but a strategic one. Diversified boards promote better understanding of the market place and this understanding can lead to increased revenues and profitability.

We believe board diversity enhances shareholder value. A growing body of academic research shows that there is a significant positive relationship between the percentage of women or minorities on boards and firm value. This is a view strongly supported by Connecticut State Treasurer Denise L. Nappier, principal fiduciary of the $18 billion Connecticut Retirement Plans and Trust Fund, who believes that "shareholder value and corporate bottom lines are enhanced by an independent and diverse board."

We believe diversity provides for more effective problem solving and decision making and even high caliber boards can suffer from "group think" if not infused with different perspectives.

We believe that boards that look more like the workforce can help dispel negative stereotypes and catalyze efforts to recruit, retain, and promote the best people including women and minorities.

We believe board diversity is a growing focal point for social investors, who now account for one in eight dollars invested. Increasingly, all-white, all-male boards are viewed negatively by these investors which may diminish your attractiveness to an important investor community. For example, TIAA-CREF, an institutional investor with $270 billion in assets under management has issued a set of corporate governance guidelines which include a call for "diversity of directors by experience, sex and race;"

We believe that the Board of Directors or its Nominating Committee should take every reasonable step to ensure that women and minorities are a routine part of every board search the company undertakes.

BE IT RESOLVED:

That the Board of Directors, or its Nominating Committee, in its search for suitable board candidates, makes a greater effort to search for qualified women and minority candidates for nomination to the Board of Directors. To that end, we request that the company provide to shareholders, at reasonable expense, four months from the date of the 2004 annual meeting, a report which includes a description of:

1.  The company's efforts to encourage diversified representation on the board;
2.  A description of the criteria for selecting board members;
3.  A description of the process used to select board nominees;
4. A description of the process used to select the board's nominating committee members.


THE POSITION OF THE BOARD OF DIRECTORS WITH RESPECT TO PROPOSAL 1

         We are committed to racial and gender diversity throughout our company and have adopted employment policies regarding that commitment. We also believe that racial and gender diversity are important among members of our board. Toward that end, the Governance Committee, which was formed in January 2002, has been granted the responsibility to advise our board on matters of diversity including race, gender, culture, thought and geography and to recommend, as necessary, measures contributing to a board, that as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. We also believe that it is in our best interest for our board membership to remain stable and, therefore, historically, we have had few changes to the composition of our board. The changes that have been made, such as the addition of a director nominated by Microsoft and one nominated by First Data Corporation, have occurred as the result of strategic transactions. We also believe that the size of our board is appropriate for the current size of our company. As we continue to grow, we believe there will be opportunities to recruit new members. We are committed to ensuring we find the best candidate for these positions, understanding that diversity is an important factor to be considered.

         While we support the principles of diversity, we do not support the approval of this proposal. We believe the administrative process outlined in the proposal will not provide additional value to our stockholders because it will not change our commitment to diversity, which already exists. Instead it will merely add an additional administrative burden and expense to us.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER PROPOSAL.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended June 30, 2003, with the exception of one late Form 4 filing by Mr. Kight.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our board of directors has appointed Deloitte & Touche LLP, independent public accountants, as our auditors for fiscal 2004. Deloitte & Touche LLP has served as our independent public accountants since 1981. Our board of directors believes that the reappointment of Deloitte & Touche LLP for fiscal 2004 is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have an opportunity to make a statement if they desire to do so. These representatives will be available to respond to appropriate questions.

           FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2003

AUDIT FEES

          The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for our two most recent years ended June 30, 2003 and 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal years were $404,250 for 2003 and $336,500 for 2002.

AUDIT-RELATED FEES

          The aggregate fees billed by Deloitte & Touche LLP for services rendered to us for assurance and related services that are reasonably related to the performance of our audit or review of our financial statements (which are not included in the audit fees above) for our two most recent fiscal years ended June 30, 2003 and 2002 were $562,283 for 2003 and $437,593 for 2002. Audit related fees include fees for services rendered in connection with reviews of our information systems controls, 401(k) plan audit services and other accounting advisory services.

TAX FEES

          The aggregate fees billed by Deloitte & Touche LLP for professional services rendered to us for tax compliance, tax advice and tax planning for our two most recent years ended June 30, 2003 and 2002 were $978,183 for 2003 and $385,860 for 2002.

ALL OTHER FEES

          The aggregate fees billed by Deloitte and its consulting affiliate for all other services rendered to us for our two most recent years ended June 30, 2003 and 2002 were $94,680 for 2003 and $83,244 for 2002 for assistance related to a payroll conversion project.

                PROPOSALS BY STOCKHOLDERS FOR 2004 ANNUAL MEETING

         If any of our stockholders wishes to submit a proposal to be included in next year's proxy statement and acted upon at our 2004 annual meeting of stockholders, the proposal must be received by our corporate Secretary at our principal executive offices, 4411 East Jones Bridge Road, Norcross, Georgia 30092, prior to the close of business on June 1, 2004. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to our 2004 annual meeting of stockholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after August 15, 2004.

         CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

         The SEC has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can also result in significant cost savings for us. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement or annual report, as requested, to a stockholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by writing to us at the following address: Investor Relations, CheckFree Corporation, 4411 East Jones Bridge Road, Norcross, Georgia 30092, Attention: Tina Moore, or by telephoning us at (678) 375-3000.

         If you are currently a stockholder sharing an address with another CheckFree stockholder and wish to have your future proxy statements and annual reports householded, please contact us at the above address or telephone number.

                                  OTHER MATTERS

         As of the date of this proxy statement, our management knows of no other business that will come before the annual meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to these matter in accordance with their best judgment.

         Our 2003 Annual Report to Stockholders, including financial statements, was furnished to our stockholders prior to or concurrently with the mailing of this proxy material.


                                      By Order of the Board of Directors,

                                      Curtis A. Loveland
                                      Secretary

                                                                      APPENDIX A

                              CHECKFREE CORPORATION

                        2003 INCENTIVE COMPENSATION PLAN


                              ESTABLISHMENT OF PLAN

     1.1 PLAN ADOPTION. CheckFree Corporation, a Delaware Corporation ("Corporation"), hereby adopts the CheckFree 2003 Incentive Compensation Plan ("Plan"), subject to the approval of the Corporation's stockholders. The Plan shall become effective upon the date provided in Section 8.1 of the Plan (the "Effective Date") and shall remain in effect for a period of 5 years from such approval, subject to the right of the Board of Directors to amend or terminate the Plan.

     1.2 PURPOSE. The purpose of the Plan is to optimize the growth and profitability of the Corporation by providing to key associates incentives that encourage, recognize, and reward exceptional levels of corporate, business unit, or individual performance. The Plan's intent is to use award dollars as a clear communication vehicle linking the interests of eligible key associates with the interests of the Corporation by establishing a direct link between performance and incentive payments.

                                   DEFINITIONS

     The following terms used in the Plan shall have the meanings set forth below.

     2.1 "Associate" means any full-time, active employee of the Corporation.

     2.2 "Award" means, individually or collectively, a grant under this Plan of an opportunity to earn a cash bonus payment upon the terms and conditions set forth in the action of the Committee granting the Award.

     2.3 "Change in Control" of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (a) Any Person (other than a Person in control of the Corporation as of the Effective Date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of voting securities of the Corporation) becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing a majority of the combined voting power of the Corporation's then outstanding securities; or

          (b) The stockholders of the Corporation approve: (i) a plan of complete liquidation of the Corporation; or (ii) an agreement for the sale or disposition of all or substantially all the Corporation's assets; or (iii) a merger, consolidation, or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

          However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. A

Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has been identified as a potential equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors).

          For purposes of this definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof, and "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Committee" has the meaning set forth in Section 3.1 herein.

     2.6 "Corporation" means CheckFree Corporation, a Delaware corporation, together with any parent, subsidiary or successor thereto.

     2.7 "Covered Officer" means a Participant who is anticipated to be one of the group of "covered employees," as defined in the Code and the regulations under Code Section 162(m), or any successor statute.

     2.8 "Director" means any individual who is a member of the Board of Directors of the Corporation.

     2.9 "Disability" means any injury of the body or any disorder of the body or mind which renders the Participant unable to perform the material and substantial duties of his regular employment by the Corporation at the time of his termination of employment with the Corporation. The Corporation's determination that a termination of employment was not due to Disability may be disputed by a Participant for purposes of determining any Award payable under
Section 5.4 of this Plan upon written notice to the Corporation's Chief Financial Officer within 30 days after the Participant's termination of employment. If so disputed, the Corporation will promptly select a physician, the Participant will promptly select a physician, and the physicians so selected will select a third physician ("Independent Physician") who will make a binding determination of Disability. The Participant will make himself available for and submit to examinations by such physicians as may be directed by the Corporation. Failure of the Participant to submit to any examination or failure of the Independent Physician to render his determination within 90 days of the date of the notice that the Participant disputed the Corporation's determination shall constitute acceptance of the Corporation's determination as to Disability.

     2.10 "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.11 "Participant" means any Associate who has outstanding an Award granted under the Plan.

     2.12 "Performance-based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.13 "Parent" means any corporation, partnership, joint venture or other entity which has a majority voting interest in the Corporation.

     2.14 "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Corporation has a majority voting interest.

                                 ADMINISTRATION

     3.1 THE COMMITTEE. The Plan will be administered by the Stock Option and Compensation Committee ("Committee") of the Board of Directors of the Corporation composed of two or more "outside directors" within the meaning of Code Section 162(m).

     3.2 AUTHORITY. The Committee shall have the full power to select key Associates who shall participate in the Plan; determine the size, terms and conditions of Awards in a manner consistent with the Plan; interpret and construe the Plan; and adopt such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable.

     3.3 DECISIONS BINDING. The Committee's interpretations of the Plan, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties, including the Corporation and any Participant or other person claiming a right to payment with respect to an Award under the Plan.

                                   ELIGIBILITY

     4.1 ASSOCIATES; COVERED OFFICERS. All persons deemed by the Committee to be key Associates are eligible to be granted Awards under the Plan. Not later than 90 days after the beginning of each fiscal year of the Corporation, the Committee will identify those Covered Officers whose compensation is anticipated to be affected by the Code Section 162(m) limitation on the deductibility of compensation and assign each such Covered Officer to a separate Participant group for the purposes of defining their Awards under the Plan.

     4.2 PARTIAL YEAR PARTICIPATION. Persons who become key Associates of the Corporation after the date of the Committee's initial grant of Awards but prior to the end of the fiscal year, whether due to promotion, transfer or initial commencement of employment with the Corporation, may be granted Awards by the Committee on a partial year basis. In each such case, the Committee shall specify the terms and conditions of such Award, including any pro rata allocations of the performance measures to such partial year Participants.

                                     AWARDS

     5.1 PERFORMANCE MEASURES. For each fiscal year, the Committee shall first establish written annual performance goals based on any one or more of the following objective performance measures: revenues, market share, earnings per share (actual or targeted growth), income or loss from operations, income or loss before taxes, income or loss before extraordinary items, income or loss before taxes and extraordinary items, net income or loss, net income or loss per common share, cash flow, free cash flow, price of the Corporation's common stock, shareholder return, return on equity, return on investment, return on capital, economic profit, or economic value added. Subject to the terms of the Plan, each of the performance goals may be defined by the Committee on a corporate, affiliate, business unit or individual basis, and may include or exclude specified extraordinary or non-recurring items and may be measured before or after applicable taxes. Each performance goal shall have a minimum performance standard below which no payments will be made. The performance goals may be based on an analysis of historical performance and growth expectations, financial results of other comparable businesses, and progress towards achieving the Corporation's long-range strategic plan for the business. The performance goals and determination of results shall be based entirely on objective measures for all identified Covered Officers.

     5.2 GRANT OF PERFORMANCE AWARDS. Performance goals based on the pre-established performance measures and the potential Awards that will be payable upon attainment of those performance goals, expressed as a percentage of base salary as of July 1 of each fiscal year, will be established in writing by the Committee not later than 90 days after the commencement of the fiscal year to which the goals relate and, for performance periods shorter than one year, prior to the completion of 25% of such period. The target incentive compensation percentage for each selected Participant will be based on the level and functional responsibility of his or her position, size of the business for which the Participant is responsible, and competitive practices. Performance goals may differ for Awards granted to any one Participant or to different Participants. The Committee may determine that any Award shall be based on more than one performance measure. The Committee may increase or decrease individual awards based upon extraordinary circumstances; provided, however, the Committee may not use any discretion to increase or otherwise modify award results for Covered Officers except as permitted under Code Section 162(m).

     5.3 AWARD AGREEMENTS. The Committee may require that any Award be evidenced by a written agreement which may contain such terms and conditions as the Committee may require. In the event of any conflict between such Award agreements and the Plan, however, the terms of the Plan shall control.

     5.4 PAYMENT OF AWARDS. Unless payment is deferred as provided in Section 5.6, Awards will be payable in cash, annually, after the date the Corporation's audited financial statements have been certified by the Corporation's auditor for the relevant fiscal year of computation; provided that awards will be paid to Covered Officers only after the Committee has certified in writing in the minutes of a committee meeting or otherwise that the performance goals applicable to Covered Officers and any other material terms of the Plan have been satisfied. No Award will be paid to any Participant who is not employed by the Corporation on the last day of the fiscal year to which the Award relates except as determined by the Committee; provided, however, the Participant shall be paid in accordance with Sections 6.1 and 6.2 in the event that a Change in Control of the Corporation has occurred during the fiscal year; provided further, in the event of a Participant's death or a termination of a Participant's employment by the Corporation prior to the last day of the fiscal year by reason of Disability, the Participant or his estate shall be paid, at the same time that other Awards are paid, an amount based upon the actual achievement of the relevant performance objectives for that fiscal year, pro-rated for the number of days that elapsed within the fiscal year prior to such termination of employment; and provided further, the Committee may not use its discretion to increase or otherwise modify award results for Covered Officers except as permitted under Section 162(m) of the Code. Awards are subject to income and other payroll tax withholding by the Corporation.

     5.5 MAXIMUM AWARD. The annual Award payable to any Participant under the Plan shall not exceed $2 million.

     5.6 DEFERRALS. The Committee may permit a Participant to defer such Participant's receipt of payment of an Award that would otherwise be due to the Participant. In any such case, the Committee shall, in its sole discretion, determine the rules and procedures for such deferral.

     5.7 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NON-RECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, acquisitions or dispositions of assets or businesses) affecting the Corporation or the financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, the Committee may not use any discretion to modify award results for Covered Officers except as permitted under Code Section 162(m).

                                CHANGE IN CONTROL

     6.1 PRO RATA AWARDS. In the event of a Change in Control of the Corporation, there shall be paid out to Participants an amount based upon an assumed achievement of the relevant performance objectives at the 100% target level for the fiscal year, pro rated for the number of days that elapsed within the fiscal year prior to the Change in Control.

     6.2 PAYMENT. Not later than 30 days following the effective date of the Change in Control, the pro rata payments provided in Section 6.1 hereof shall be paid to all Participants of the Plan who are employed by the Corporation on the day immediately preceding the day when the Change in Control becomes effective, and following such payment, the Corporation or any successor thereto shall have no further obligations under this Plan.

                                  MISCELLANEOUS

     7.1 GUIDELINES. From time to time the Committee may adopt written guidelines for implementation and administration of the Plan.

     7.2 NO RIGHT TO AWARDS. No Associate or other person shall have the right to be selected to receive an Award under the Plan or, if so selected, to be selected to receive a future Award.

     7.3 NON-FUNDED PLAN. The Corporation will not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any award under the Plan, and all Participants shall be general unsecured creditors with respect to any Awards payable to them.

     7.4 NON-TRANSFERABILITY OF AWARDS. No Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     7.5 EXPENSES OF PLAN. The costs and expenses of administering the Plan will be borne by the Corporation.

     7.6 TAX WITHHOLDING. The Corporation shall have the right to withhold any foreign, federal, state or local taxes as required by law.

     7.7 LIMITATION ON RIGHTS CONFERRED. Nothing in the Plan, in any Award, or in any action taken under the Plan shall confer on any Participant the right to become or continue to be an employee of the Corporation or interfere in any way with the right of the Corporation to terminate such Participant's employment at any time.

     7.8 GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any awards made under the Plan shall be determined in accordance with the laws of the state of Delaware without giving effect to principles of conflicts of laws, and any applicable federal law.

     7.9 SUCCESSORS. All obligations under the Plan shall be binding upon and inure to the benefit of any successor of the Corporation, whether such successor is the result of a direct or indirect purchase of all or substantially all of the business and assets of the Corporation or a merger, consolidation, or reorganization, or otherwise.

     7.10 SEVERABILITY. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                     EFFECTIVE DATE; AMENDMENT; TERMINATION

     8.1 EFFECTIVE DATE. The Plan will be submitted to the stockholders of the Corporation for approval at the 2003 annual meeting of stockholders and, if approved by a majority of votes cast, will become retroactively effective as of July 1, 2003.

     8.2 AMENDMENT; TERMINATION. The Corporation may at any time terminate or, from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without stockholder approval unless such approval is required to satisfy the applicable provisions of Code Section 162(m) or other relevant laws. The Corporation and the Committee may amend the Plan and take such other action as they may deem necessary or appropriate to comply with Code
Section 162(m) and regulations issued thereunder. No amendment or termination of the Plan shall, without the written consent of the Participant, materially and adversely affect the rights of the Participant under any previously granted and outstanding Award.

     8.3 CODE SECTION 162(M) COMPLIANCE. In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award available under the Plan, the Committee may, subject to Section 8.2, make any adjustments it deems appropriate. If the applicable tax or securities laws change to permit the Committee discretion to alter the governing performance goal measures set forth in Section 5.1 without obtaining stockholder approval of such change, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board of Directors of the Corporation determines that such compliance is not desired with respect to any Award available for grant under the Plan, then compliance with Code Section 162(m) will not be required.


                                   CHECKFREE CORPORATION




                                   By:  /s/ Peter J. Kight
                                      ------------------------------------------
                                      Peter J. Kight, President and Chief
                                      Executive Officer

                             CHECKFREE CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                          WEDNESDAY, OCTOBER 29, 2003
                                    9:00 A.M.

                             CHECKFREE CORPORATION
                          4411 EAST JONES BRIDGE ROAD
                            NORCROSS, GEORGIA 30092

CHECKFREE CORPORATION
4411 EAST JONES BRIDGE ROAD
NORCROSS, GEORGIA 30092                                                    PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON OCTOBER 29, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 4, AND "AGAINST" ITEM 3.

By signing the proxy, you revoke all prior proxies and appoint Peter J. Kight, David E. Mangum, and Curtis A. Loveland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      See reverse for voting instructions.

                                                                 COMPANY #
                                                                 CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on October 28, 2003.
- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
-      Follow the simple instructions the voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/ckfr/ - QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 28, 2003.
- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to CHECKFREE CORPORATION, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                            ## Please detach here ##

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.



1. Election of Class II Directors: 01 Mark A. Johnson  02 Eugene F. Quinn       / / Vote FOR             / / Vote WITHHELD
                                                                                    all nominees             from all nominees
                                                                                    (except as marked)

                                                                                -------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                -------------------------------
2. To approve and adopt the CheckFree Corporation 2003                / / For     / / Against    / / Abstain
   Incentive Compensation Plan

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.

3. The Stockholder Proposal set forth in the Proxy Statement.         / / For     / / Against    / / Abstain

4. To transact any other business which may properly come before the meeting or any adjournment thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 and 4 AND AGAINST PROPOSAL 3.

Address Change? Mark Box        / /
Indicate changes below:                           Date
                                                       -------------------------

                                                  ------------------------------

                                                  ------------------------------


                                                  Signature(s) in Box

                                                  Please sign exactly as your
                                                  name(s) appear on Proxy. If
                                                  held in joint tenancy, all
                                                  persons must sign. Trustees,
                                                  administrators, etc., should
                                                  include title and authority.
                                                  Corporations should provide
                                                  full name of corporation and
                                                  title of authorized officer
                                                  signing the proxy.